CUSTODIAN AGREEMENT

       This Agreement is made effective the 1st day of May, 2002, by and between LEVCO SERIES TRUST, a business trust organized and existing under the laws of Delaware ("FUND"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company ("STATE STREET"),

                                   WITNESSETH:

       WHEREAS, Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

       WHEREAS, Fund intends that this Agreement be applicable to each of its series existing on the date hereof (such series together with all other series subsequently established by Fund and made subject to this Agreement in accordance with Section 14.2, are referred to herein as the "PORTFOLIO(S)");

       NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1 APPOINTMENT OF STATE STREET AS CUSTODIAN. Fund hereby appoints State Street as the custodian of the assets of the Portfolios, including securities that Fund, on behalf of the applicable Portfolio, desires to be held in places within the United States ("DOMESTIC SECURITIES") and securities it desires to be held outside the United States ("FOREIGN SECURITIES"). Fund, on behalf of the Portfolio(s), agrees to deliver to State Street all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest of Fund representing interests in the Portfolios ("SHARES") as may be issued or sold from time to time. State Street shall not be responsible for any property held or received by Fund or a Portfolio and not delivered to State Street.

Upon receipt of "PROPER INSTRUCTIONS" (as such term is defined in Section 6 hereof), State Street shall on behalf of the applicable Portfolio(s) from time to time appoint one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Board of Trustees or Directors of Fund (the "BOARD") on behalf of the applicable Portfolio(s). State Street may appoint as sub-custodian for Fund's foreign securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Schedules A and B hereto, but only in accordance with the applicable provisions of Sections 3 and 4. State Street shall have no more or less responsibility or liability to Fund on account of any actions or omissions of any sub-custodian so appointed than any such sub-custodian has to State Street.

SECTION 2     DUTIES WITH RESPECT TO PROPERTY HELD IN THE UNITED STATES

       SECTION 2.1 HOLDING SECURITIES. State Street shall hold and physically segregate for the account of each Portfolio all non-cash property to be held by it in the United States, including all domestic securities other than securities which are maintained pursuant to Section 2.8 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a "U.S. SECURITIES SYSTEM").

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       SECTION 2.2  DELIVERY  OF  SECURITIES.  State  Street  shall  release and deliver domestic securities held by State Street or in a U.S. Securities System account of State Street ("U.S. SECURITIES SYSTEM ACCOUNT") only upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

       1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

       2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund on behalf of the Portfolio;

       3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.8 hereof;

       4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

       5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to State Street;

       6) To the issuer thereof or its agent for transfer into the name of the Portfolio or into the name of any nominee(s) of State Street or into the name or nominee name of any agent appointed pursuant to Section 2.7 or of any sub-custodian appointed pursuant to
              Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to State Street;

       7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, State Street shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from State Street's own negligence or willful misconduct;

       8) For exchange or conversion pursuant to any corporate action, including without limitation, any calls for redemption, tender or exchange offers, declarations, record and payment dates and amounts of any dividends or income, plan of merger, consolidation, recapitalization, reorganization, readjustment, split-up of shares, changes of par value, or conversion ("CORPORATE ACTION") of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to State Street;

       9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to State Street;

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       10)    For delivery in connection  with any loans of  securities  made by the Portfolio, BUT ONLY against receipt of adequate collateral as agreed upon from time to time by State Street and Fund on behalf of the Portfolio, which may be in the form of cash or obligations
              issued  by  the  United   States   government,   its  agencies  or
              instrumentalities, except that in connection with any loans for which collateral is to be credited to the U.S. Securities System Account, State Street will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

       11) For delivery as security in connection with any borrowing by Fund on behalf of the Portfolio requiring a pledge of assets by Fund , BUT ONLY against receipt of amounts borrowed;

       12)    For delivery in  accordance  with the  provisions of any agreement among Fund on behalf of the Portfolio, State Street and a broker-dealer registered under the Securities Exchange Act of 1934 (the "EXCHANGE Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio;

       13) For delivery in accordance with the provisions of any agreement among Fund on behalf of the Portfolio, State Street, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission ("CFTC") and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio;

       14) Upon receipt of instructions from the transfer agent for Fund (the "TRANSFER AGENT") for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information related to the Portfolio (the "PROSPECTUS"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

       15) For any other purpose, BUT ONLY upon receipt of Proper Instructions on behalf of the applicable Portfolio specifying the securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

       SECTION 2.3 REGISTRATION OF SECURITIES. Domestic securities (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of Fund on behalf of the Portfolio or of State Street which nominee shall be assigned exclusively to the Portfolio, UNLESS Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment advisor as the Portfolio, or in the name or nominee name of any agent appointed pursuant to
Section 2.7 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by State Street under the terms hereof shall be in "street name" or other good delivery form. If, however, Fund directs State Street to maintain securities in "street name", State Street shall utilize its

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best efforts only to timely  collect  income due Fund on such  securities and to notify Fund of relevant information regarding the securities such as maturities and pendency of calls and Corporate Actions.

       SECTION 2.4 BANK ACCOUNTS. State Street shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio, subject only to draft or order by State Street acting pursuant hereto, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended (the "1940 ACT"). Funds held by State Street for a Portfolio may be deposited by it to its credit as custodian in the banking department of State Street or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board. Such funds shall be deposited by State Street in its capacity as custodian and shall be withdrawable by State Street only in that capacity.

       SECTION 2.5 COLLECTION OF INCOME. Subject to the provisions of Section 2.3, State Street shall collect on a timely basis all income and other payments with respect to registered domestic securities to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by State Street or its agent thereof and shall credit such income, as collected, to such Portfolio's account. Without limiting the generality of the foregoing, State Street shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of
Section 2.2 (10) shall be the responsibility of Fund. State Street will have no duty or responsibility in connection therewith, other than to provide Fund with such information or data as may be necessary to assist Fund in arranging for the timely delivery to State Street of the income to which the Portfolio is properly entitled.

       SECTION 2.6 PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, State Street shall pay out monies of a Portfolio in the following cases only:

       1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to State Street (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by State Street as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of State Street referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.8 hereof; (c) in the case of repurchase agreements entered into between Fund on behalf of the Portfolio and State Street, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting State Street's account at the Federal Reserve Bank with such securities or (ii) against delivery of

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


              the receipt evidencing purchase by the Portfolio of securities owned by State Street along with written evidence of the agreement by State Street to repurchase such securities from the Portfolio; or (d) for transfer to a time deposit account of Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions;

       2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

       3)     For the  redemption or repurchase of Shares issued as set forth in
              Section 5 hereof;

       4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

       5) For the payment of any dividends on Shares declared pursuant to the Declaration of Trust, Articles of Incorporation, Bylaws or other governing documents of Fund (collectively, the "GOVERNING DOCUMENTS");

       6) For payment of the amount of dividends received in respect of securities sold short; and

       7) For any other purpose, BUT ONLY upon receipt of Proper Instructions on behalf of the Portfolio specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

       SECTION 2.7 APPOINTMENT OF AGENTS. State Street may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as State Street may from time to time direct; provided, however, that the appointment of any agent shall not relieve State Street of its responsibilities or liabilities hereunder.

       SECTION 2.8 DEPOSIT OF FUND ASSETS IN U.S. SECURITIES SYSTEMS. State Street may deposit and/or maintain securities owned by a Portfolio in the U.S. Securities System Account subject to the following provisions:

       1) Such Account shall not include any assets of State Street other than assets held as a fiduciary, custodian or otherwise for customers;

       2) The records of State Street shall identify by book-entry those securities belonging to the Portfolio;

       3) State Street shall pay for securities purchased for the account of the Portfolio upon (a) receipt of advice from the U.S. Securities System that such securities have been transferred to the U.S. Securities System Account, and (b) the making of an entry on

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              the records of State  Street to reflect  such payment and transfer for the account of the Portfolio.

       4) State Street shall transfer securities sold for the account of the Portfolio upon (a) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the U.S. Securities System Account, and (b) the making of an entry on the records of State Street to reflect such transfer and payment for the account of the Portfolio.

       5) Copies of all advices from the U.S. Securities System of transfers of securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by State Street and be provided to Fund at its request. Upon request, State Street shall furnish Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transactions in the U.S. Securities System for the account of the Portfolio. State Street shall provide Fund with any report obtained by State Street on the U.S. Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System;

       6) Anything to the contrary herein notwithstanding, State Street shall be liable to Fund for the benefit of the Portfolio for any loss or damage to the Portfolio resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of State Street or any of its agents or of any of its or their employees or from failure of State Street or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of Fund, it shall be entitled to be subrogated to the rights of State Street with respect to any claim against the U.S. Securities System or any other person which State Street may have as a consequence of any such loss or damage if and to the extent that the Portfolio has not been made whole for any such loss or damage.

       SECTION 2.9 SEGREGATED ACCOUNT. State Street shall upon receipt of Proper Instructions on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in the U.S. Securities System Account; (1) in accordance with the provisions of any agreement among Fund on behalf of the Portfolio, State Street and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (2) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (3) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the U.S. Securities and Exchange Commission (the "SEC"), or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered investment companies, and (4) for any other purpose upon receipt of Proper Instructions on behalf of the applicable Portfolio.

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       SECTION 2.10  OWNERSHIP CERTIFICATES FOR TAX PURPOSES. State Street shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio and in connection with transfers of securities.

       SECTION 2.11 PROXIES. State Street shall, with respect to domestic securities, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

       SECTION 2.12 COMMUNICATIONS RELATING TO PORTFOLIO SECURITIES. Subject to the provisions of Section 2.3, State Street shall transmit promptly to Fund for each Portfolio all written information received by State Street from issuers of the securities being held for the Portfolio with respect to Corporate Actions, notices of exercise of call and put options written by Fund on behalf of the Portfolio, and the maturity of futures contracts purchased or sold by the Portfolio. With respect to tender or exchange offers, State Street shall transmit promptly to the Portfolio all written information received by State Street from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If the Portfolio desires to take action with respect to any Corporate Action, the Portfolio shall provide Proper Instruction to State Street at least three business days prior to the date on which State Street is to take such action.

SECTION 3     PROVISIONS RELATING TO RULES 17F-5 AND 17F-7

       SECTION 3.1   DEFINITIONS.   As  used  throughout  this  Agreement,   the
capitalized terms set forth below shall have the indicated meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure
(including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC, or a foreign branch of a Bank (as defined in section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

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"Rule 17f-5" means Rule 17f-5 promulgated under the 1940 Act.

"Rule 17f-7" means Rule 17f-7 promulgated under the 1940 Act.

       SECTION 3.2  STATE STREET AS FOREIGN CUSTODY MANAGER

       3.2.1 DELEGATION TO STATE STREET AS FOREIGN CUSTODY MANAGER. Fund, by resolution adopted by its Board, may delegate to State Street, subject to section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets held outside the United States, and State Street will, at such time accept such delegation as Foreign Custody Manager with respect to the Portfolios on the following terms and conditions.

       3.2.2 COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A, which list of countries may be amended from time to time by Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

              Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution hereof by Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which State Street has previously placed or currently maintains Foreign Assets pursuant to the terms of the contract governing the custody arrangement. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to State Street as Foreign Custody Manager for that country shall be deemed to have been withdrawn and State Street shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

              The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by Fund, State Street shall have no further responsibility in its capacity as Foreign Custody Manager to Fund with respect to the country as to which State Street's acceptance of delegation is withdrawn.

       3.2.3  SCOPE OF DELEGATED RESPONSIBILITIES:

              (a) SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

              (b) CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

              (c) MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor
                     (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign
                     Custodian.   In  the  event  the  Foreign  Custody  Manager
                     determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

       3.2.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which State Street is serving as Foreign Custody Manager of the Portfolios.

       3.2.5 REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

       3.2.6 STANDARD OF CARE AS FOREIGN CUSTODY MANAGER. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

       3.2.7 REPRESENTATIONS WITH RESPECT TO RULE 17F-5. The Foreign Custody Manager represents to Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. Fund represents to State Street that the Board has determined that it is reasonable for the Board to rely on State Street to perform the responsibilities delegated pursuant hereto to State Street as the Foreign Custody Manager of the Portfolios.

       3.2.8 EFFECTIVE DATE AND TERMINATION AS FOREIGN CUSTODY MANAGER. The Board's delegation to State Street as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of State Street as Foreign Custody Manager of the Portfolios with respect to designated countries.

       SECTION 3.3  ELIGIBLE SECURITIES DEPOSITORIES.

       3.3.1 ANALYSIS AND MONITORING. State Street shall (a) provide Fund (or its duly-authorized investment manager or investment advisor) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify Fund (or its duly-authorized investment manager or investment advisor) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

       3.3.2 STANDARD OF CARE. State Street agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in
              Section 3.3.1.

SECTION 4     DUTIES WITH RESPECT TO PROPERTY HELD OUTSIDE THE UNITED STATES

       SECTION 4.1   DEFINITIONS.   As  used  throughout  this  Agreement,   the
capitalized terms set forth below shall have the indicated meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

       SECTION 4.2 HOLDING SECURITIES. In the event that Fund has approved investments in foreign markets pursuant to the applicable provisions of the '40 Act, State Street shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities
System. State Street may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to State Street for the benefit of its customers, provided however, that (1) the records of State Street with respect to foreign securities which are maintained in such account shall identify those securities as belonging to the Portfolios and (2), to the extent permitted and customary in the market in which the account is maintained, State Street shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

       SECTION 4.3 FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by State Street or a Foreign Sub-Custodian, as applicable, in such country. (Foreign. Securities Systems and U.S. Securities Systems are collectively referred to herein as "SECURITIES SYSTEMS").

       SECTION 4.4  TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT

       4.4.1 DELIVERY OF FOREIGN ASSETS. State Street or a Foreign Sub-Custodian shall release and deliver foreign securities held by State Street or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

              (a) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (i) delivery against expectation of receiving later payment; or (ii) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

              (b) in connection with any repurchase agreement related to foreign securities;

              (c) to the depository agent in connection with tender or other similar offers for foreign securities;

              (d) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

              (e) to the issuer thereof, or its agent, for transfer into the name of State Street (or the name of the respective Foreign Sub-Custodian or of any nominee of State Street or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

              (f)    to brokers,  clearing  banks or other  clearing  agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

              (g) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

              (h) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

              (i) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

              (j)    in   connection   with   trading  in  options  and  futures
                     contracts,   including  delivery  as  original  margin  and
                     variation margin;

              (k)    in connection with the lending of foreign securities; and

              (l) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

       4.4.2 PAYMENT OF PORTFOLIO MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, State Street shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

              (a) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (i) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (ii) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

              (b) in connection with the conversion, exchange or surrender of foreign securities;

              (c)    for  the  payment  of  any  expense  or  liability  of  the
                     Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees hereunder, legal fees, accounting fees, and other operating expenses;

              (d) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through State Street or its Foreign Sub-Custodians;

              (e)    in   connection   with   trading  in  options  and  futures
                     contracts,   including  delivery  as  original  margin  and
                     variation margin;

              (f) for payment of part or all of the dividends received in respect of securities sold short;

              (g) in connection with the borrowing or lending of foreign securities; and

              (h) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

       4.4.3 MARKET CONDITIONS. Notwithstanding any provision hereof to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

              State Street shall provide to the Board the information with respect to custody and settlement practices in countries in which State Street employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. State Street may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

       SECTION 4.5 REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of State Street or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. State Street or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms hereof unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

       SECTION 4.6 BANK ACCOUNTS. State Street shall identify on its books as belonging to Fund cash (including cash denominated in foreign currencies) deposited with State Street. Where State Street is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of State Street, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by State Street (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms hereof to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of State Street (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

         SECTION 4.7 COLLECTION OF INCOME. State Street shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, Fund and State Street shall consult as to such measures and as to the compensation and expenses of State Street relating to such measures.

       SECTION 4.8 SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Section 4, State Street will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of Fund to exercise shareholder rights.

       SECTION 4.9 COMMUNICATIONS RELATING TO FOREIGN SECURITIES. State Street shall transmit promptly to Fund written information with respect to Corporate Actions received by State Street via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios. With respect to tender or exchange offers, State Street shall transmit promptly to Fund written information with respect to materials so received by State Street from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. State Street shall not be liable for any untimely exercise of any action, right or power in connection with a Corporate Action unless (1) State Street or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (2) State Street receives Proper Instructions with regard to the Corporate Action, and both (1) and (2) occur at least three business days prior to the date on which State Street is to take action to exercise such right or power.

       SECTION 4.10 LIABILITY OF FOREIGN SUB-CUSTODIANS. Each agreement pursuant to which State Street employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, State Street from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At Fund's election, the Portfolios shall be entitled to be subrogated to the rights of State Street with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

       SECTION 4.11 TAX LAW. State Street shall have no responsibility or liability for any obligations now or hereafter imposed on Fund, the Portfolios or State Street as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of Fund to notify State Street of the obligations imposed on Fund with respect to the Portfolios or State Street as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of State Street with regard to such tax law shall be to use reasonable efforts to assist Fund with respect to any claim for exemption or refund under the tax law of countries for which Fund has provided such information.

       SECTION 4.12 LIABILITY OF STATE STREET. State Street shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally herein and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, State Street shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

SECTION 5 PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES. State Street shall receive from the distributor for the Shares or from the Transfer Agent and deposit into the account of the appropriate Portfolio such payments as are received for Shares thereof issued or sold from time to time by Fund. State Street will provide timely notification to Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

From such funds as may be available for the purpose, State Street shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, State Street is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, State Street shall honor checks drawn on State Street by a holder of Shares, which checks have been furnished by Fund to the holder of Shares, when presented to State Street in accordance with such procedures and controls as are mutually agreed upon from time to time between Fund and State Street.

SECTION 6 PROPER INSTRUCTIONS. Proper Instructions as used throughout this Agreement means a writing signed or initialed by one or more person or persons as the Board shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if State Street reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. Fund shall cause all oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices, provided that Fund and State Street agree to security procedures. For purposes of this Section, Proper Instructions shall include instructions received by State Street pursuant to any three-party agreement that requires a segregated asset account in accordance with Section 2.9 and instructions given by Fund pursuant to the Funds Transfer Operating Guidelines attached hereto.

SECTION 7 ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY. State Street may in its discretion, without express authority from Fund on behalf of each applicable
Portfolio: (1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties hereunder, provided that all such payments shall be accounted for to Fund on behalf of the
Portfolio; (2) surrender securities in temporary form for securities in definitive form; (3) endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and (4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board.

SECTION 8 DUTIES WITH RESPECT TO ACCOUNTS AND RECORDS. State Street shall with respect to each Portfolio create and maintain all records relating to the activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of Fund and shall at all times during the regular business hours of State Street be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the SEC.

SECTION 9 OPINION OF FUND'S INDEPENDENT ACCOUNTANT. State Street shall take all reasonable action, as Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from Fund's independent accountants with respect to its activities hereunder in connection with the preparation of Fund's Form N-1A, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.

SECTION 10 REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS. State Street shall provide Fund, on behalf of each of the Portfolios at such times as Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in any Securities System, relating to the services provided by State Street hereunder; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

SECTION 11 COMPENSATION OF STATE STREET. State Street shall be entitled to reasonable compensation for its services and expenses as custodian, as agreed upon from time to time between Fund on behalf of each applicable Portfolio and State Street.

SECTION 12 RESPONSIBILITY OF STATE STREET. So long as and to the extent that it is in the exercise of reasonable care, State Street shall not be responsible or liable for, and Fund shall indemnify and hold State Street harmless from and against, any and all costs, expenses, losses, damages, charges, counsel fees (including without limitation, disbursements and the allocable cost of in-house counsel), payments and liabilities which may be asserted against or incurred by State Street or for which State Street may be held to be liable, arising out of or attributable to:

       1) The purchase or sale of any assets or foreign currency positions. Without limiting the generality of the foregoing, State Street is under no duty or obligation to inquire into the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant hereto;

       2) State Street's action upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. State Street may receive and accept a copy of a resolution certified by the Secretary or an Assistant Secretary of Fund ("CERTIFIED RESOLUTION") as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the Board as described in such resolution, and such resolution may be considered as in full force and effect until receipt by State Street of written notice to the contrary;

       3) State Street's action or omission to act in good faith without negligence, including, without limitation, acting in accordance with any Proper Instruction; and provided further that in no event shall State Street be liable for indirect, special or consequential damages;

       4) State Street's action or failure to act in good faith reliance upon advice of counsel (who may be counsel for Fund) on all matters, or on the instruction, notice, request, consent, advice, representation, warranty or statements of any officer or employee of Fund, or Fund's accountants or other authorized individuals. State Street may receive and accept a copy of an instruction of Fund as conclusive evidence (a) of the authority of any person to act in accordance with such instruction and (b) of any determination or of any action by said party, in each case as described in such instruction and such instruction may be considered as in full force and effect until receipt by State Street of written notice to the contrary;

       5) Any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk (as defined in Section 3 hereof), including without limitation nationalization, expropriation, currency restrictions, or acts of war, revolution, riots or terrorism.

       6) Except as may arise from State Street's own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, the failure or delay in performance of its obligations hereunder resulting from or caused by; (a) events or circumstances beyond the reasonable control of State Street or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts; (b) errors by Fund or its duly-authorized investment manager or investment advisor in their instructions to State Street provided such instructions have been in accordance with this Agreement; (c) the bankruptcy, insolvency, or receivership of any sub-custodian; (d) the insolvency of or acts or omissions by a Securities System; (e) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to State Street's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold;
              (f) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of State Street, Fund, State Street's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits;
              (g) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (h) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

       7) State Street's payment of money as requested by Fund, or the taking of any other action requested by Fund, which may, in the opinion of State Street, result in State Street or its nominee assigned to Fund or the Portfolio being liable for the payment of money or incurring liability of some other form. As a prerequisite to requiring State Street to take such action, Fund on behalf of the Portfolio shall provide indemnity to State Street in an amount and form satisfactory to it. If Fund requires State Street, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that State Street or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should Fund fail to  repay  State  Street  promptly,  State  Street  shall  be entitled  to  utilize  available  cash  and  to  dispose  of  such
              Portfolio's   assets   to   the   extent   necessary   to   obtain
              reimbursement.

       8) Any error, omission, inaccuracy or other deficiency in information provided to State Street by or on behalf of a Portfolio relating to any Portfolio's accounts and records or other information, or the failure of Fund to provide, or provide in a timely manner, any accounts, records, or information needed by State Street to perform its duties hereunder.

SECTION 13 TERM AND TERMINATION. This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, that Fund on behalf of one or more of the Portfolios may at any time by action of its Board (1) substitute another bank or trust company for State Street by giving notice as described above to State Street, or (2) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for State Street by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. Upon termination hereof:

       1) Fund on behalf of each applicable Portfolio shall pay to State Street such compensation as may be due as of the date of such termination and shall likewise reimburse State Street for its costs, expenses and disbursements, and designate a successor custodian by Proper Instruction.

       2) Upon payment of all sums due to it from Fund, State Street shall deliver to the successor custodian at the office of State Street, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System.

In the event that no successor custodian has been designated on or before the date when such termination shall become effective, then State Street shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts, or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by State Street on behalf of each applicable Portfolio and all instruments held by State Street relative thereto and all other property held by it hereunder on behalf of each applicable Portfolio, and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of State Street hereunder.

In the event that accounts, records, securities, funds and other properties remain in the possession of State Street after the date of termination hereof owing to failure of Fund to designate a successor or otherwise, State Street shall be entitled to fair compensation for its services during such period as State Street retains possession of such accounts, records, securities, funds and other properties and the provisions hereof relating to the duties and obligations of State Street shall remain in full force and effect.

SECTION 14    GENERAL

       SECTION 14.1 INTERPRETIVE AND ADDITIONAL PROVISIONS. In connection with the operation hereof, State Street and Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions hereof as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, PROVIDED that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the governing documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

       SECTION 14.2 ADDITIONAL PORTFOLIOS. In the event that Fund establishes one or more additional series with respect to which it desires to have State Street render services as custodian under the terms hereof, it shall so notify State Street in writing, and if State Street agrees to provide such services, such series shall become a Portfolio hereunder.

       SECTION 14.3 MASSACHUSETTS LAW TO APPLY. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

       SECTION 14.4 PRIOR AGREEMENTS. This Agreement supersedes and terminates, as of the date hereof, all prior agreements between Fund on behalf of each of the Portfolios and State Street relating to the custody of Fund's assets.

       SECTION 14.5 NOTICES. Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To Fund:                                     To State Street:

LEVCO SERIES TRUST                           STATE STREET BANK AND TRUST COMPANY
John A. Levin & Co., Inc.                    801 Pennsylvania Avenue
One Rockefeller Plaza, Fl. 25                Kansas City, MO  64105
New York, NY  10020-8459
Attention:  Norris Nissim, Vice President    Attention: Vice President, Custody
and General Counsel
Telephone:  (212) 332-8437                   Telephone: 816-871-4100
Telecopy:  (212) 332-8459                    Telecopy: 816-871-9648

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

       SECTION 14.6 REPRODUCTION OF DOCUMENTS. This Agreement and all schedules, addenda, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

       SECTION 14.7 REMOTE ACCESS SERVICES ADDENDUM. State Street and Fund agree to be bound by the terms of the Remote Access Services Addendum attached hereto.

       SECTION 14.8 ASSIGNMENT. Except as otherwise set forth herein, this Agreement may not be assigned by either party without the written consent of the other.

       SECTION 14.9 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute but one and the same Agreement.

       SECTION 14.10 SEVERABILITY. If any provision in this Agreement is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

       SECTION 14.11 SHAREHOLDER COMMUNICATIONS ELECTION. SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, State Street needs Fund to indicate whether it authorizes State Street to provide Fund's name, address, and share position to requesting companies whose securities Fund owns. If Fund tells State Street "no", State Street will not provide this information to requesting companies. If Fund tells State Street "yes" or does not check either "yes" or "no" below, State Street is required by the rule to treat Fund as consenting to disclosure of this information for all securities owned by Fund or any funds or accounts established by Fund. For Fund's protection, the Rule prohibits the requesting company from using Fund's name and address for any purpose other than corporate communications. Please indicate below whether Fund consents or objects by checking one of the alternatives below.

       YES [ ] State Street is authorized to release Fund's name, address, and share positions.

       NO [X] State Street is not authorized to release Fund's name, address, and share positions.

       SECTION 26 DISCLAIMER OF CROSS-LIABILITY. State Street acknowledges that Fund is a registered investment company organized as a trust with multiple series (each series being referred to in the Agreement as a "Portfolio"). Under no circumstances shall the rights and obligations applicable to one Portfolio constitute a right or obligation applicable to any other Portfolio. Without otherwise limiting the scope of the foregoing, State Street shall have no right to set off claims of State Street against the Fund with respect to a Portfolio by applying property of any other Portfolio. State Street shall maintain separate transaction records on its books for each Portfolio as if it were a separate investment company.

       SECTION 14.8 NON-RECOURSE PROVISIONS. State Street acknowledges and agrees that, to the extent the trustees of the Fund are regarded as entering into this Agreement, they do so only as trustees and not individually and that the obligations of this Agreement are not binding upon any such trustee, officer, employee or interest holder individually, but are binding only upon the assets and property of the Fund. State Street hereby agrees that such trustees, officers, employees or interest holders shall not be personally liable under this Agreement and that State Street shall look solely to the property of the Portfolio to which a transaction relates for the performance of or payment of any claim under this Agreement.

       IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative effective as of the day and year first written above.

LEVCO SERIES TRUST                          FUND SIGNATURE ATTESTED TO BY:

By:     /s/ Glenn A. Aigen                  By:   /s/ Norris Nissim
       -----------------------------------         -----------------------------

Name:       Glenn A. Aigen                  Name:    Norris Nissim
       -----------------------------------         -----------------------------

Title:  CFO/Treasurer                       Title:   Secretary
       -----------------------------------         -----------------------------


STATE STREET BANK AND TRUST COMPANY         SIGNATURE ATTESTED TO BY:

By:     /s/ Robert G. Novellano             By:   /s/ Beverly Z. Edwards
       -----------------------------------         -----------------------------

Name:       Robert G. Novellano             Name:     Beverly Z. Edwards
       -----------------------------------         -----------------------------

Title:  Sr. Vice President                  Title:    VP
       -----------------------------------         -----------------------------

                 SCHEDULE A: STATE STREETGLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS

COUNTRY                    SUBCUSTODIAN

Argentina                  Citibank, N.A.

Australia                  Westpac Banking Corporation

Austria                    Erste Bank der Osterreichischen Sparkassen AG

Bahrain                    HSBC Bank Middle East
                           (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Bangladesh                 Standard Chartered Bank

Belgium                    Fortis Bank nv-sa

Benin                      via Societe Generale de Banques en Cote d'Ivoire,
                           Abidjan, Ivory Coast

Bermuda                    The Bank of Bermuda Limited

Bolivia                    Citibank, N. A.

Botswana                   Barclays Bank of Botswana Limited

Brazil                     Citibank, N.A.

Bulgaria                   ING Bank N.V.

Burkina Faso               via Societe Generale de Banques en Cote d'Ivoire,
                           Abidjan, Ivory Coast

Canada                     State Street Trust Company Canada

Chile                      BankBoston, N.A.

People's Republic          Hongkong and Shanghai Banking Corporation Limited,
of China                   Shanghai and Shenzhen branches

Colombia                   Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica                 Banco BCT S.A.

Croatia                    Privredna Banka Zagreb d.d

Cyprus                     The Cyprus Popular Bank Ltd.

Czech Republic             Ceskoslovenska Obchodni Banka, A.S.

Denmark                    Danske Bank A/S

Ecuador                    Citibank, N.A.

Egypt                      HSBC Bank Egypt S.A.E.
                           (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Estonia                    Hansabank

Finland                    Nordea Bank Finland Plc.

France                     BNP Paribas Securities Services, S.A.

                 SCHEDULE A: STATE STREETGLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS

COUNTRY                    SUBCUSTODIAN

Germany                    Dresdner Bank AG

Ghana                      Barclays Bank of Ghana Limited

Greece                     National Bank of Greece S.A.

Guinea-Bissau              via Societe Generale de Banques en Cote d'Ivoire,
                           Abidjan, Ivory Coast

Hong Kong                  Standard Chartered Bank

Hungary                    HVB Bank Hungary Rt.

Iceland                    Icebank Ltd.

India                      Deutsche Bank AG

                           Hongkong and Shanghai Banking Corporation Limited

Indonesia                  Standard Chartered Bank

Ireland                    Bank of Ireland

Israel                     Bank Hapoalim B.M.

Italy                      BNP Paribas Securities Services, S.A.

Ivory Coast                Societe Generale de Banques en Cote d'Ivoire

Jamaica                    Scotiabank Jamaica Trust and Merchant Bank Ltd.

Japan                      The Fuji Bank, Limited

                           Sumitomo Mitsui Banking Corporation

Jordan                     HSBC Bank Middle East
                           (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Kazakhstan                 HSBC Bank Kazakhstan
                           (as delegate of the Hongkong and Shanghai Banking
                           Corporation Limited)

Kenya                      Barclays Bank of Kenya Limited

Republic of Korea          Hongkong and Shanghai Banking Corporation Limited

Latvia                     A/s Hansabanka

Lebanon                    HSBC Bank Middle East
                           (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Lithuania                  Vilniaus Bankas AB

Malaysia                   Standard Chartered Bank Malaysia Berhad

Mali                       via Societe Generale de Banques en Cote d'Ivoire,
                           Abidjan, Ivory Coast

                 SCHEDULE A: STATE STREETGLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS

COUNTRY                    SUBCUSTODIAN

Mauritius                  Hongkong and Shanghai Banking Corporation Limited

Mexico                     Banco Nacional de Mexico S.A.

Morocco                    Banque Commerciale du Maroc

Namibia                    Standard Bank Namibia Limited               -

Netherlands                Fortis Bank (Nederland) N.V.

New Zealand                Westpac Banking Corporation

Niger                      via Societe Generale de Banques en Cote d'Ivoire,
                           Abidjan, Ivory Coast

Nigeria                    Stanbic Merchant Bank Nigeria Limited

Norway                     Nordea Bank Norge ASA

Oman                       HSBC Bank Middle East
                           (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Pakistan                   Deutsche Bank AG

Palestine                  HSBC Bank Middle East
                           (as delegate of the Hongkong and Shanghai Banking
                           Corporation Limited)

Panama                     BankBoston, N.A.

Peru                       Citibank, N.A.

Philippines                Standard Chartered Bank

Poland                     Bank Handlowy w Warszawie S.A.

Portugal                   Banco Comercial Portugues

Qatar                      HSBC Bank Middle East
                           (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Romania                    ING Bank N.V.

Russia                     Credit Suisse First Boston AO - Moscow
                           (as delegate of Credit Suisse First Boston - Zurich)

Senegal                    via Societe Generale de Banques en Cote d'Ivoire,
                           Abidjan, Ivory Coast

Singapore                  The Development Bank of Singapore Limited

Slovak Republic            Ceskoslovenska Obchodni Banka, A.S.

Slovenia                   Bank Austria Creditanstalt d.d. - Ljubljana

South Africa               Standard Bank of South Africa Limited

Spain                      Banco Santander Central Hispano S.A.

                 SCHEDULE A: STATE STREETGLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS

COUNTRY                    SUBCUSTODIAN

Sri Lanka                  Hongkong and Shanghai Banking Corporation Limited

Swaziland                  Standard Bank Swaziland Limited

Sweden                     Skandinaviska Enskilda Banken

Switzerland                UBS AG

Taiwan - R.O.C.            Central Trust of China

Thailand                   Standard Chartered Bank

Togo                       via Societe Generale de Banques en Cote d'Ivoire,
                           Abidjan, Ivory Coast

Trinidad & Tobago          Republic Bank Limited

Tunisia                    Banque Internationale Arabe de Tunisie

Turkey                     Citibank, N.A.

Ukraine                    ING Bank Ukraine

United Arab Emirates       HSBC Bank Middle East
                           (as delegate of the Hongkong and Shanghai Banking
                           Corporation Limited)

United Kingdom             State Street Bank and Trust Company, London Branch

Uruguay                    BankBoston, N.A.

Venezuela                  Citibank, N.A.

Vietnam                    The Hongkong and Shanghai
                           Banking Corporation Limited

Zambia                     Barclays Bank of Zambia Limited

Zimbabwe                   Barclays Bank of Zimbabwe Limited

                 SCHEDULE B: STATE STREETGLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                               DEPOSITORIES

Argentina                  Caja de Valores S.A.

Australia                  Austraclear Limited Reserve Bank Information and
                           Transfer System

Austria                    Oesterreichische Kontrollbank AG
                           (Wertpapiersammelbank Division)

Belgium Caisse Interprofessionnelle de Depots et de Virements de Titres, S.A.

                           Banque Nationale de Belgique

Benin                      Depositaire Central - Banque de Reglement

Brazil                     Companhia Brasileira de Liquidacao e Custodia

                           Sistema Especial de Liquidacao e de Custodia (SELIC)

                           Central de Custodia e de Liquidacao Financeira de Titulos Privados (CETIP)

Bulgaria                   Central Depository AD

                           Bulgarian National Bank

Burkina Faso               Depositaire Central - Banque de Reglement

Canada                     Canadian Depository for Securities Limited

Chile                      Deposito Central de Valores S.A.

People's Republic          China Securities Depository and Clearing Corporation
of China                   Limited Shanghai Branch

                           China Securities Depository and Clearing Corporation Limited Shenzhen Branch

Colombia                   Deposito Centralizado de Valores

Costa Rica                 Central de Valores S.A.

Croatia                    Ministry of Finance

                           National Bank of Croatia

                           Sredisnja Depozitarna Agencija d.d.

Czech Republic             Stredisko cennych papiru - Ceska republika

                           Czech National Bank

Denmark                    Vaerdipapircentralen (Danish Securities Center)

Egypt                      Misr for Clearing, Settlement, and Depository S.A.E.

Estonia                    Eesti Vaartpaberite Keskdepositoorium

Finland                    Finnish Central Securities Depository

France                     Euroclear France

                 SCHEDULE B: STATE STREETGLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                               DEPOSITORIES

Germany                   Clearstream Banking AG, Frankfurt

Greece                    Bank of Greece,
                          System for Monitoring Transactions in Securities in Book-Entry Form

                          Apothetirion Titlon AE - Central Securities Depository

Guinea-Bissau             Depositaire Central - Banque de Reglement

Hong Kong                 Hong Kong Securities Clearing Company Limited

                          Central Moneymarkets Unit

Hungary                   Kozponti Elszamolohaz es Ertektar (Budapest) Rt.
                          (KELER)

Iceland                   Iceland Securities Depository Limited

India                     National Securities Depository Limited

                          Central Depository Services India Limited

                          Reserve Bank of India

Indonesia                 Bank Indonesia

                          PT Kustodian Sentral Efek Indonesia

Israel                    Tel Aviv Stock Exchange Clearing House Ltd.
                          (TASE Clearinghouse)

Italy                     Monte Titoli S.p.A.

Ivory Coast               Depositaire Central - Banque de Reglement

Jamaica                   Jamaica Central Securities Depository

Japan                     Japan Securities Depository Center (JASDEC)

                          Bank of Japan

Kazakhstan                Central Depository of Securities

Kenya                     Central Bank of Kenya

Republic of Korea         Korea Securities Depository

Latvia                    Latvian Central Depository

Lebanon Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.

                          Banque du Liban

Lithuania                 Central Securities Depository of Lithuania

Malaysia                  Malaysian Central Depository Sdn. Bhd.
                          Bank Negara Malaysia

                 SCHEDULE B: STATE STREETGLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                               DEPOSITORIES

Mali                      Depositaire Central - Banque de Reglement

Mauritius                 Central Depository and Settlement Co. Ltd.

                          Bank of Mauritius

Mexico                    S.D. Indeval, S.A. de C.V.

Morocco                   Maroclear

Netherlands               Nederlands Centraal Instituut voor Giraal
                          Effectenverkeer B.V. (NECIGEF)

New Zealand               New Zealand Central Securities Depository Limited

Niger                     Depositaire Central - Banque de Reglement

Nigeria                   Central Securities Clearing System Limited

Norway                    Verdipapirsentralen (Norwegian Central Securities
                          Depository)

Oman                      Muscat Depository & Securities Registration Company,
                          SAOC

Pakistan                  Central Depository Company of Pakistan Limited

                          State Bank of Pakistan

Palestine                 Clearing Depository and Settlement, a department
                          of the Palestine Stock Exchange

Peru Caja de Valores y Liquidaciones, Institucion de Compensacion y Liquidacion de Valores S.A

Philippines               Philippine Central Depository, Inc.

                          Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland                    National Depository of Securities
                          (Krajowy Depozyt Papierow Wartosciowych SA)

                          Central Treasury Bills Registrar

Portugal INTERBOLSA - Sociedade Gestora de Sistemas de Liquidacao e de Sistemas Centralizados de Valores Mobiliarios, S.A.

Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania                   National Securities Clearing, Settlement and
                          Depository Company

                          Bucharest Stock Exchange Registry Division

                          National Bank of Romania

Russia                    Vneshtorgbank, Bank for Foreign Trade of the
                          Russian Federation

Senegal                   Depositaire Central - Banque de Reglement

                 SCHEDULE B: STATE STREETGLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                               DEPOSITORIES

Singapore                Central Depository (Pte) Limited

                         Monetary Authority of Singapore

Slovak Republic          Stredisko cennych papierov SR, a.s.

                         National Bank of Slovakia

Slovenia                 KDD - Centralna klirinsko depotna druzba d.d.

South Africa             Central Depository Limited

                         Share Transactions Totally Electronic (STRATE) Ltd.

Spain                    Servicio de Compensacion y Liquidacion de Valores, S.A.

                         Banco de Espana, Central de Anotaciones en Cuenta

Sri Lanka                Central Depository System (Pvt) Limited

Sweden                   Vardepapperscentralen  VPC AB (Swedish Central
                         Securities Depository)

Switzerland              SegaIntersettle AG (SIS)

Taiwan - R.O.C.          Taiwan Securities Central Depository Co., Ltd.

Thailand                 Thailand Securities Depository Company Limited

Togo                     Depositaire Central - Banque de Reglement

Tunisia Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des Valeurs Mobilieres

Turkey                   Takas ve Saklama Bankasi A.S. (TAKASBANK)

                         Central Bank of Turkey

Ukraine                  National Bank of Ukraine

                         Mizhregionalny Fondovy Souz

United Arab Emirates     Clearing and Depository System, a department of the
                         Dubai Financial Market

Venezuela                Banco Central de Venezuela

Zambia                   LuSE Central Shares Depository Limited

                         Bank of Zambia

TRANSNATIONAL
Euroclear
Clearstream Banking AG

                         SCHEDULE C: MARKET INFORMATION

PUBLICATION/TYPE OF INFORMATION               BRIEF DESCRIPTION
-------------------------------               -----------------
(SCHEDULED FREQUENCY)

THE GUIDE TO CUSTODY IN          An overview of settlement and safekeeping
WORLD MARKETS                    procedures, custody practices and foreign
(hardcopy annually and           investor considerations for the markets in
regular website updates)         which State Street offers custodial services.

GLOBAL CUSTODY NETWORK REVIEW    Information relating to Foreign Sub-Custodians
(annually)                       in State Street's Global Custody Network. The
                                 Review stands as an integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street's market expansion and Foreign Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign
                                 Sub-Custodian banks.

Securities Depository Review     CUSTODY RISK ANALYSES OF THE FOREIGN SECURITIES
(ANNUALLY)                       DEPOSITORIES PRESENTLY OPERATING IN NETWORK
                                 MARKETS. THIS PUBLICATION IS AN INTEGRAL PART
                                 OF THE MATERIALS THAT STATE STREET PROVIDES TO
                                 ITS U.S. MUTUAL FUND CLIENTS TO MEET
                                 INFORMATIONAL OBLIGATIONS CREATED BY SEC RULE
                                 17F-7.

GLOBAL LEGAL SURVEY              With respect to each market in which State
(annually)                       Street offers custodial services, opinions
                                 relating to whether local law restricts (i) access of a fund's independent public accountants to books and records of a Foreign
                                 Sub-Custodian or Foreign Securities System,
                                 (ii) a fund's ability to recover in the event of bankruptcy or insolvency of a Foreign
                                 Sub-Custodian or Foreign Securities System,
                                 (iii) a fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign
                                 Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

SUBCUSTODIAN AGREEMENTS          Copies of the contracts that State Street has
(annually)                       entered into with each Foreign Sub-Custodian
                                 that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.

GLOBAL MARKET BULLETIN           Information on changing settlement and custody
(daily or as necessary)          conditions in markets where State Street offers
                                 custodial services. Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street's clients.

Foreign Custody Advisories       For those markets where State Street offers
(as necessary)                   custodial services that exhibit special risks
                                 or infrastructures impacting custody, State
                                 Street issues market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices          Informational letters and accompanying
(presently on a quarterly basis  materials confirming State Street's foreign
or as otherwise necessary)       custody arrangements, including a summary of
                                 material changes with Foreign Sub-Custodians
                                 that have occurred during the previous quarter
                                 The notices also identify any material changes
                                 in the custodial risks associated with
                                 maintaining assets with Foreign Securities
                                 Depositories.                                 .

                         REMOTE ACCESS SERVICES ADDENDUM
    To Custodian Agreement by and between State Street Bank and Trust Company and LEVCO Series Trust dated May 1, 2002

       State Street has developed proprietary accounting and other systems, and has acquired licenses for other such systems, which it utilizes in conjunction with the services we provide to you (the "Systems"). In this regard, we maintain certain information in databases under our control and ownership that we make available on a remote basis to our customers (the "Remote Access Services").

       THE SERVICES. This addendum shall govern use of all Systems that State Street may from time to time agree to provide you, the Customer, and your designated investment advisors, consultants or other third parties authorized by State Street who agree to abide by the terms of this Addendum ("Authorized Designees") in order to provide Remote Access Services for the purpose of obtaining and analyzing reports and information.

       SECURITY PROCEDURES. You agree to comply, and to cause your Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the Systems and access to the Remote Access Services. You agree to advise State Street immediately in the event that you learn or have reason to believe that any person to whom you have given access to the Systems or the Remote Access Services has violated or intends to violate the terms of this Addendum and you will cooperate with State Street in seeking injunctive or other equitable relief. You agree to discontinue use of the Systems and Remote Access Services, if requested, for any security reasons cited by State Street.

       FEES. Fees and charges (if any) for the use of the Systems and the Remote Access Services and related payment terms shall be as set forth in the fee schedule in effect from time to time between the parties (the "Fee Schedule"). You shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

       PROPRIETARY INFORMATION/INJUNCTIVE RELIEF. The Systems and Remote Access Services and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know-how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to you by State Street as part of the Remote Access Services and through the use of the Systems and all copyrights, patents, trade secrets and other proprietary rights of State Street and its relevant licensors related thereto are the exclusive, valuable and confidential property of State Street and its relevant licensors, as applicable (the "Proprietary Information").

       You agree on behalf of yourself and your Authorized Designees to keep the Proprietary Information confidential and to limit access to your employees and Authorized Designees (under a similar duty of confidentiality) who require access to the Systems for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

       You agree to use the Remote Access Services only in connection with the proper purposes of this Addendum. You will not, and will cause your employees and Authorized Designees not to, (i) permit any third party to use the Systems or the Remote Access Services, (ii) sell, rent, license or otherwise use the Systems or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the Systems or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street's databases, including data from third party sources, available through use of the Systems or the Remote Access Services, to be redistributed or retransmitted for other than use for or on behalf of yourself, as our Customer.

       You agree that neither you nor your Authorized Designees will modify the Systems in any way, enhance or otherwise create derivative works based upon the Systems, nor will you or your Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the Systems.

       You acknowledge that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury inadequately compensable in damages at law, and that State Street and its licensor, if applicable, shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

       LIMITED WARRANTIES. State Street represents and warrants that it has the right to grant access to the Systems and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology, including but not limited to the use of the Internet, and the necessity of relying upon third-party sources, and data and pricing information obtained from third parties, the Systems and Remote Access Services are provided "AS IS", and you and your Authorized Designees shall be solely responsible for the investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors will not be liable to you or your Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the Systems or the Remote Access Services, nor shall either party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party's control.

       EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET FOR ITSELF AND ITS RELEVANT LICENSORS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

       INFRINGEMENT. State Street will defend or, at our option, settle any claim or action brought against you to the extent that it is based upon an assertion that access to any proprietary System developed and owned by State Street or use of the Remote Access Services through any such proprietary System by you under this Addendum constitutes direct infringement of any United

States patent or copyright or misappropriation of a trade secret, provided that you notify State Street promptly in writing of any such claim or proceeding and cooperate with State Street in the defense of such claim or proceeding. Should any such proprietary System or the Remote Access Services accessed thereby or any part thereof become, or in State Street's opinion be likely to become, the subject of a claim of infringement or the like under the patent or copyright or trade secret laws of the United States, State Street shall have the right, at State Street's sole option, to (i) procure for you the right to continue using such System or Remote Access Services, (ii) replace or modify such System or Remote Access Services so that the System or the Remote Access Services becomes noninfringing, or (iii) terminate access to the Remote Access Services without further obligation.

       TERMINATION. Either party may terminate access to the Remote Access Services (i) for any reason by giving the other party at least one-hundred and eighty (180) days' prior written notice in the case of notice of termination by State Street to you or thirty (30) days' notice in the case of notice from you to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. In the event of termination, you will return to State Street all Proprietary Information in your possession or in the possession of your Authorized Designees. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

       MISCELLANEOUS. Except as provided in the next sentence, this Addendum constitutes our entire understanding with respect to access to the Systems and the Remote Access Services. If any State Street custody, accounting or other services agreement with you contains terms and conditions relating to computer systems or data access, this Addendum shall constitute an amendment and supplement to them, and in the event of any inconsistency the provisions providing the greatest benefit to State Street shall control. This Addendum cannot be modified or altered except in a writing duly executed by both of us and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

       CONFIRMED AND AGREED:

       LEVCO SERIES TRUST

       By:    /s/ Norris Nissim
             -------------------
       Name:  Norris Nissim
             -------------------
       Title: Secretary
             -------------------
       Date:  5/1/02
             -------------------